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                                                                  EXHIBIT 23.1





                           INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 30, 1998, on our audit of the consolidated financial statements of Hickory Tech Corporation and subsidiaries as of December 31, 1997 and 1996 and for each of the years three years in the period ended December 31, 1997, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


December 28, 1998                       /s/ OLSEN THIELEN & CO., LTD.
St. Paul, Minnesota

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